Exhibit 99.1

For Immediate Release

ALLERGAN REPORTS FOURTH QUARTER OPERATING RESULTS
• Pharmaceutical Sales Increased 16 Percent for the Fourth Quarter
• Board of Directors Declares Increase of Quarterly Dividend

(IRVINE, Calif., February 7, 2005)— Allergan, Inc. (NYSE: AGN) today announced operating results for the fourth quarter ended December 31, 2004. Allergan also announced that its Board of Directors has increased the fourth quarter dividend to $0.10 per share, payable on March 10, 2005 to stockholders of record on February 14, 2005.

Operating Results

For the quarter ended December 31, 2004:

•	Allergan’s net sales were $556.2 million, including $21.8 million of non-pharmaceutical product sales, primarily consisting of contract manufacturing sales to Advanced Medical Optics, Inc. (AMO), a former subsidiary that was spun-off from Allergan on June 29, 2002.

•	Pharmaceutical sales were up 16.2 percent, or 14.0 percent at constant currency, compared to pharmaceutical sales in the fourth quarter of 2003.

•	Allergan reported $0.85 diluted earnings per share, including the recognition of income associated with Allergan’s revised Vitrase® collaboration agreement with ISTA Pharmaceuticals, Inc. (ISTA), the incurrence of restructuring charges related to the scheduled termination of Allergan’s manufacturing and supply agreement with AMO and the effect of an unrealized loss on the mark-to-market adjustment to foreign currency derivative instruments, totaling $1.0 million pre-tax, compared to the $0.70 diluted loss per share reported for the fourth quarter of 2003. Allergan’s reported $0.85 diluted earnings per share also includes the dilutive effect of the assumed conversion of Allergan’s $641,500,000 principal amount at maturity Zero Coupon Convertible Senior Notes Due 2022, or Senior Notes, as required by Emerging Issues Task Force Issue No. 04-8, “Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings Per Share” (EITF 04-8).

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•	Allergan’s adjusted diluted earnings per share were $0.86, representing a 30.3 percent increase compared to the adjusted diluted earnings per share of $0.66 reported for the fourth quarter of 2003. Adjusted diluted earnings per share for the fourth quarter of 2004 exclude the income received from ISTA, the restructuring charges related to the AMO agreement and the unrealized loss on foreign currency derivative instruments. Allergan’s reported $0.86 adjusted diluted earnings per share includes the dilutive effect of the assumed conversion of the Senior Notes. A reconciliation of the adjustments made from reported diluted earnings per share to adjusted diluted earnings per share is contained in the financial tables of this document.

Allergan implemented EITF 04-8 and restated all prior periods affected by this new accounting principle. EITF 04-8 requires companies to calculate diluted earnings per share by including common stock underlying contingent convertible securities. EITF 04-8 changed the way Allergan accounts for the Senior Notes. As a result of implementing EITF 04-8:

•	Diluted loss per share in 2003 remained unchanged at $0.40.

•	Adjusted diluted earnings per share in 2003 decreased by $0.01 from $2.31 to $2.30.

•	Diluted earnings per share in 2004 decreased by $0.02. Diluted earnings per share for the first quarter of 2004 decreased by $0.01 from $0.61 to $0.60, the second quarter of 2004 decreased by $0.01 from $0.69 to $0.68, the third quarter of 2004 decreased by $0.01 from $0.70 to $0.69 and the fourth quarter of 2004 remain unchanged at $0.85.

•	Adjusted diluted earnings per share in 2004 decreased by $0.03. Adjusted diluted earnings per share for the first quarter of 2004 decreased by $0.01 from $0.60 to $0.59, the second quarter of 2004 decreased by $0.01 from $0.64 to $0.63, the third quarter of 2004 remained unchanged at $0.67 and the fourth quarter of 2004 decreased by $0.01 from $0.87 to $0.86.

A reconciliation of the adjustments made from reported diluted earnings per share to adjusted diluted earnings per share for 2003 and 2004 is contained in the financial tables of this document.

“We are pleased with our strong sales and earnings growth in 2004. During the year, we launched Vistabel® (Botox® Cosmetic) in southern Europe, Botox® for the hyperhidrosis indication in the United States and received our first approvals for Combigan™ in Brazil and Canada,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “Deepening our long-term innovative pipeline, we also filed key Investigational New Drug Applications for the proton pump inhibitor pro drug to treat gastrointestinal disease and for an alpha adrenergic agonist to treat neuropathic pain.”

For full year 2004, therapeutic sales accounted for approximately 58% of total Botox® (botulinum toxin type A) sales and therapeutic sales grew at approximately 20%. For full year 2004, cosmetic sales accounted for approximately 42% of total Botox® sales and cosmetic sales grew at approximately 30%.

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Product and Pipeline Update

During the fourth quarter of 2004:

•	On September 27, 2004, Allergan announced that the United States Food and Drug Administration (FDA) issued a non-approvable letter for oral tazarotene for the treatment of moderate to very severe psoriasis. Allergan intends to continue working with the FDA towards Allergan’s goal of bringing oral tazarotene to patients suffering from moderate to very severe psoriasis.

•	On October 8, 2004, Allergan announced that the jury in the Irena Medavoy vs. Arnold Klein, M.D., and Allergan, Inc. lawsuit found that Allergan’s product Botox® was not responsible for the conditions Irena Medavoy alleged she suffered following her treatment with Botox® for migraine headache. The court also dismissed all claims against both Allergan and Dr. Klein, including those pertaining to the California Business and Professions Code.

•	On October 27, 2004, Allergan’s Board of Directors approved certain restructuring activities related to the scheduled termination of Allergan’s manufacturing and supply agreement with AMO.

•	On December 13, 2004, Allergan announced that an FDA affidavit filed December 10, 2004 in the United States District Court for the Northern District of California states that Botox® was not used and played no role in the case of four patients who became ill after treatments by an unlicensed physician at a Florida facility.

•	Allergan received approval for Combigan™ in Switzerland. This approval marks Allergan’s first European approval for Combigan™.

•	Allergan met with the FDA and has reached agreement to move into Phase III for Botox® to treat headache in migraine sufferers.

Following the end of the fourth quarter of 2004:

•	On January, 21, 2005, Allergan announced that the United States District Court for the District of Columbia ruled that the FDA’s classification of Allergan’s product Restasis® (cyclosporine ophthalmic emulsion 0.05%) as an antibiotic is supported by the FDA’s Modernization Act of 1997 (FDAMA) and thus has dismissed Allergan’s lawsuit seeking to classify Restasis® as a non-antibiotic.

•	Allergan received a positive opinion from the European Union by way of the Mutual Recognition Process for Vistabel®. The positive opinion was received in all twelve concerned member states in which Allergan filed. The twelve member states include, among others, Austria, Hungary, Greece, Belgium and Finland.

On January 18, 2005, Allergan announced that its Board of Directors approved the initiation and implementation of plans to streamline Allergan’s research and development and select commercial activities throughout Europe into Allergan’s facilities in the United Kingdom, Ireland and United States.

On January 25, 2005, Allergan announced the appointment of Robert A. Ingram to the Company’s Board of Directors.

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Outlook

For the first quarter of 2005, Allergan estimates:

•	Total pharmaceutical only sales between $490 million and $505 million.

•	Diluted earnings per share between $0.66 and $0.67.

For the second and third quarters of 2005, Allergan estimates diluted earnings per share growth between 15% and 17% compared to the adjusted diluted earnings per share for the second and third quarters of 2004.

For the full year of 2005, Allergan estimates:

•	Total pharmaceutical only sales between $2,100 million and $2,200 million.

•	Alphagan® Franchise sales between $235 million and $255 million.

•	Lumigan® sales between $255 million and $275 million.

•	Restasis® sales between $140 million and $160 million.

•	Botox® sales between $800 million and $840 million.

•	Contract sales to AMO of approximately $35 million.

•	Pharmaceutical only income statement ratios as follows:

•	Gross Profit of approximately 82%.

•	Research and Development of approximately 17%.

•	SG&A of approximately 36% to 37%.

•	Diluted earnings per share between $3.10 and $3.16. Diluted earnings per share guidance for 2005 anticipates the effect of $0.02 per share dilution relating to the inclusion of common stock issuable upon conversion of the Senior Notes. Diluted earnings per share guidance for 2005 excludes the effect of expensing stock options which, as outlined by the Financial Accounting Standards Board (FASB) and discussed below, Allergan will begin implementing in the third fiscal quarter of 2005.

•	Diluted shares outstanding of approximately 134 million, which may be adjusted, depending on Allergan’s stock price, to account for the dilutive effect of the Senior Notes.

•	Days sales outstanding between 50 and 55 days.

•	Days on hand inventory of approximately 85 days.

In April 2004, Allergan announced that it would begin expensing the cost of future stock options with its next full round stock option grant, which typically occurs during the first fiscal quarter of each year. However, in December 2004, FASB issued a new statement regarding the valuation and expensing of stock options that applies to Allergan beginning with Allergan’s third fiscal quarter of 2005. Due to the complexities of FASB’s recently issued statement and the significant differences from its prior statement on stock option expensing, Allergan believes it is in the best interests of Allergan’s stockholders to delay implementation of stock option expensing until the third fiscal quarter of 2005 to ensure that Allergan’s stock option expensing mechanism accurately reflects FASB’s requirements and is consistent on a quarterly basis. Upon adoption, Allergan plans

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to expense stock options using the modified prospective application method established by FASB’s statement. Until Allergan implements its new stock option expensing method, Allergan will provide pro forma financial disclosure of the theoretical effect of stock option expensing under FASB’s original FAS 123 statement.

Forward-Looking Statements

In this press release, the statements regarding new product development, market potential, expected growth, efficiencies, costs and savings, as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

The information contained in this press release reflects preliminary financial results, as Allergan’s 2004 audit has not yet been completed. Under Section 404 of the Sarbanes-Oxley Act of 2002, new integrated audit requirements will not be met until Allergan has completed all of the steps necessary to file its 2004 audited financial statements with the Securities and Exchange Commission.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2003 Form 10-K and Allergan’s Form 10-Q for the quarter ended September 24, 2004. Copies of Allergan’s press releases and additional information about Allergan is available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

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About Allergan, Inc.

Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator, skin care and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Ashwin Agarwal (714) 246-4582 (investors)
Stephanie Fagan (714) 246-5232 (media)
Caroline VanHove (714) 246-5134 (media)

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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
	December 31, 2004				December 31, 2003
		Non-GAAP				Non-GAAP
in millions, except per share amounts	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$556.2	$—		$556.2	$479.4	$—		$479.4
Cost of sales	103.8	—		103.8	89.0	—		89.0

Product gross margin	452.4	—		452.4	390.4	—		390.4
Research services
Research service revenues	—	—		—	—	—		—
Cost of research services	—	—		—	—	—		—

Research services margin	—	—		—	—	—		—

Selling, general and administrative	206.1	—		206.1	171.0	—		171.0
Research and development	88.0	—		88.0	270.9	(179.2	)(b)	91.7
Restructuring charge (reversal)	7.0	(7.0	)(a)	—	(0.4)	0.4	(c)	—

Operating income (loss)	151.3	7.0		158.3	(51.1)	178.8		127.7

Interest income	7.3	—		7.3	2.3	—		2.3
Interest expense	(3.9)	—		(3.9)	(3.4)	—		(3.4)
Unrealized gain (loss) on derivative instruments, net	(0.5)	0.5	(d)	—	0.6	(0.6	)(d)	—
Gain on investments, net	0.3	—		0.3	—	—		—
Other, net	6.5	(6.5	)(e)	—	(1.3)	0.9	(f)	(0.4)

	9.7	(6.0)		3.7	(1.8)	0.3		(1.5)

Earnings (loss) before income taxes and minority interest	161.0	1.0		162.0	(52.9)	179.1		126.2
Provision (benefit) for income taxes	48.2	(1.4	)(g)	46.8	38.4	0.1	(g)	38.5
Minority interest	0.3	—		0.3	(0.5)	—		(0.5)

Net earnings (loss)	$112.5	$2.4		$114.9	$(90.8)	$179.0		$88.2

Net earnings (loss) per share:
Basic	$0.86			$0.88	$(0.70)			$0.68

Diluted	$0.85			$0.86	$(0.70)			$0.66

Weighted average number of common shares outstanding:
Basic	131.3			131.3	130.3			130.3
Diluted	133.0			133.0	130.3			132.8

Selected ratios as a percentage of net sales
Gross profit	81.3%			81.3%	81.4%			81.4%
Selling, general and administrative	37.1%			37.1%	35.7%			35.7%
Research and development	15.8%			15.8%	56.5%			19.1%

(a)	Restructuring charge related to the scheduled termination of the Company’s manufacturing and supply agreement with AMO.

(b)	In-process research and development charge related to the acquisition of Oculex Pharmaceuticals, Inc.

(c)	Restructuring charge (reversal) related to the spin-off of AMO.

(d)	Unrealized gain/(loss) on the mark-to-market adjustment to derivative instruments.

(e)	Income from revised Vitrase collaboration agreement with ISTA Pharmaceuticals.

(f)	Loss on early extinguishment of debt.

(g)	Tax effect for non-GAAP adjustments.

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2004 and December 31, 2003. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.

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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Year ended
	December 31, 2004				December 31, 2003
		Non-GAAP				Non-GAAP
in millions, except per share amounts	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$2,045.6	$—		$2,045.6	$1,755.4	$—		$1,755.4
Cost of sales	386.7	—		386.7	320.3	—		320.3

Product gross margin	1,658.9	—		1,658.9	1,435.1	—		1,435.1

Research services
Research service revenues	—	—		—	16.0	—		16.0
Cost of research services	—	—		—	14.5	—		14.5

Research services margin	—	—		—	1.5	—		1.5

Selling, general and administrative	778.9	2.4	(a)	781.3	697.2	—		697.2
Research and development	345.6	—		345.6	763.5	(458.0	)(b)	305.5
Restructuring charge (reversal)	7.0	(7.0	)(c)	—	(0.4)	0.4	(d)	—

Operating income (loss)	527.4	4.6		532.0	(23.7)	457.6		433.9

Interest income	14.1	—		14.1	13.0	—		13.0
Interest expense	(18.1)	—		(18.1)	(15.6)	—		(15.6)
Unrealized gain (loss) on derivative instruments, net	(0.4)	0.4	(e)	—	(0.3)	0.3	(e)	—
Gain on investments, net	0.3	—		0.3	—	—		—
Other, net	8.8	(11.5	)(f)	(2.7)	(2.9)	0.9	(g)	(2.0)

	4.7	(11.1)		(6.4)	(5.8)	1.2		(4.6)

Earnings (loss) before income taxes and minority interest	532.1	(6.5)		525.6	(29.5)	458.8		429.3
Provision for income taxes	154.0	1.8	(h)	155.8	22.2	101.1	(i)	123.3
Minority interest	1.0	—		1.0	0.8	—		0.8

Net earnings (loss)	$377.1	$(8.3)		$368.8	$(52.5)	$357.		7 $305.2

Net earnings (loss) per share:
Basic	$2.87			$2.81	$(0.40)			$2.34

Diluted	$2.82			$2.75	$(0.40)			$2.30

Weighted average number of common shares outstanding:
Basic	131.3			131.3	130.2			130.2
Diluted	133.9			133.9	130.2			133.0
Selected ratios as a percentage of net sales
Gross profit	81.1%			81.1%	81.8%			81.8%
Selling, general and administrative	38.1%			38.2%	39.7%			39.7%
Research and development	16.9%			16.9%	43.5%			17.4%

(a)	Patent infringement settlement.

(b)	In-process research and development charge related to the acquisitions of Bardeen Sciences Company, LLC and Oculex Pharmaceuticals, Inc.

(c)	Restructuring charge related to the scheduled termination of the Company’s manufacturing and supply agreement with AMO.

(d)	Restructuring charge (reversal) related to the spin-off of AMO.

(e)	Unrealized gain/(loss) on the mark-to-market adjustment to derivative instruments.

(f)	Technology transfer fee and income from revised Vitrase collaboration agreement with ISTA Pharmaceuticals.

(g)	Loss on early extinguishment of debt.

(h)	Favorable recovery of previously paid state income taxes and tax effect for non-GAAP adjustments.

(i)	Tax effect for non-GAAP adjustments.

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
See non-GAAP financial measures disclosure on previous page.

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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
in millions	2004	2003
Assets
Cash and equivalents	$894.8	$507.6
Trade receivables, net	243.5	220.1
Inventories	89.9	76.3
Other current assets	147.8	124.2

Total current assets	1,376.0	928.2

Property, plant and equipment, net	468.5	422.5
Other noncurrent assets	412.5	404.2

Total assets	$2,257.0	$1,754.9

Liabilities and stockholders’ equity
Notes payable	$13.1	$24.4
Accounts payable	97.9	87.2
Accrued expenses and income taxes	348.6	271.8

Total current liabilities	459.6	383.4

Long-term debt	570.1	573.3
Other liabilities	111.1	79.6
Stockholders’ equity	1,116.2	718.6

Total liabilities and stockholders’ equity	$2,257.0	$1,754.9

Days on Hand (DOH)	79	78
Days Sales Outstanding (DSO)	40	42
Cash, net of debt	$311.6	$(90.1)
Debt-to-capital percentage	34.3%	45.4%

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ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

	Three months ended			Year ended
	December 31,		December 31,	December 31,	December 31,
in millions, except per share amounts	2004		2003	2004	2003
Net earnings (loss), as reported	$112.5		$(90.8)	$377.1	$(52.5)
Non-GAAP pre-tax adjustments:
ISTA Vitrase collaboration	(6.5)		—	(6.5)	—
AMO manufacturing and supply agreement restructuring	7.0		—	7.0	—
Patent infringement settlement	—		—	(2.4)	—
Technology transfer fee	—		—	(5.0)	—
In-process research and development	—		179.2	—	458.0
Restructuring charge (reversal)	—		(0.4)	—	(0.4)
Early extinguishment of debt	—		0.9	—	0.9
Unrealized (gain) loss on derivative instruments	0.5		(0.6)	0.4	0.3

	113.5		88.3	370.6	406.3
Tax effect for above items	1.4		(0.1)	4.3	(101.1)
State income tax recovery	—		—	(6.1)	—

Adjusted diluted earnings	114.9		88.2	368.8	305.2
Interest expense from convertible subordinated notes, net of tax	—		0.1	—	0.7

	$114.9		$88.3	$368.8	$305.9

Weighted average number of shares issued	131.3		130.3	131.3	130.2
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	1.2		1.6	1.6	1.9
Dilutive effect of assumed conversion of convertible notes outstanding	0.5		0.9	1.0	0.9

	133.0		132.8	133.9	133.0

Diluted earnings (loss) per share, as reported	$0.85		$(0.70)	$2.82	$(0.40)
Effect of additional dilutive shares*	—		0.01	—	0.01

	0.85		(0.69)	2.82	(0.39)

Non-GAAP earnings per share adjustments:
ISTA Vitrase collaboration	(0.03)		—	(0.03)	—
AMO manufacturing and supply agreement restructuring	0.04		—	0.04	—
Patent infringement settlement	—		—	(0.01)	—
Technology transfer fee	—		—	(0.02)	—
In-process research and development	—		1.35	—	2.69
Restructuring charge (reversal)	—		—	—	—
Early extinguishment of debt	—		0.01	—	—
Unrealized (gain) loss on derivative instruments	—		(0.01)	—	—
State income tax recovery	—		—	(0.05)	—

Adjusted diluted earnings per share	$0.86		$0.66	$2.75	$2.30

Year over year change		30.3%		19.6%

*	The number of shares used to calculate adjusted diluted earnings per share include the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.

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11-11-11

ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	December 31,	December 31,	$change in net sales			Percent change in net sales
in millions	2004	2003	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$302.0	$272.4	$29.6	$23.4	$6.2	10.9%	8.6%	2.3%
Botox/Neuromodulator	202.9	157.8	45.1	41.1	4.0	28.6%	26.0%	2.5%
Skin Care	29.5	29.5	—	—	—	—%	—%	—%

Total	534.4	459.7	74.7	64.5	10.2	16.2%	14.0%	2.2%
Other (primarily contract sales)	21.8	19.7	2.1	2.0	0.1	10.7%	10.2%	0.5%

Net sales, as reported	$556.2	$479.4	$76.8	$66.5	$10.3	16.0%	13.9%	2.1%

Alphagan P, Alphagan and Combigan	$63.9	$73.2	$(9.3)	$(10.1)	$0.8	(12.7)%	(13.8)%	1.1%
Lumigan	61.8	51.7	10.1	8.6	1.5	19.5%	16.6%	2.9%
Other Glaucoma	4.3	6.0	(1.7)	(2.0)	0.3	(28.3)%	(33.3)%	5.0%
Restasis	34.3	15.9	18.4	18.4	—	115.7%	115.7%	—%
Tazorac, Zorac and Avage	21.2	21.4	(0.2)	(0.2)	—	(0.9)%	(0.9)%	—%
Domestic	68%	69%
International	32%	31%

	Year ended
	December 31,	December 31,	$change in net sales			Percent change in net sales
in millions	2004	2003	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$1,137.1	$999.5	$137.6	$111.1	$26.5	13.8%	11.1%	2.7%
Botox/Neuromodulator	705.1	563.9	141.2	126.2	15.0	25.0%	22.4%	2.7%
Skin Care	103.4	109.3	(5.9)	(6.0)	0.1	(5.4)%	(5.5)%	0.1%

Total	1,945.6	1,672.7	272.9	231.3	41.6	16.3%	13.8%	2.5%
Other (primarily contract sales)	100.0	82.7	17.3	17.0	0.3	20.9%	20.6%	0.4%

Net sales, as reported	$2,045.6	$1,755.4	$290.2	$248.3	$41.9	16.5%	14.1%	2.4%

Alphagan P, Alphagan and Combigan	$268.9	$286.8	$(17.9)	$(23.2)	$5.3	(6.2)%	(8.1)%	1.8%
Lumigan	232.9	181.3	51.6	45.7	5.9	28.5%	25.2%	3.3%
Other Glaucoma	19.1	22.7	(3.6)	(4.8)	1.2	(15.9)%	(21.1)%	5.3%
Restasis	99.8	38.3	61.5	61.5	—	160.6%	160.6%	—%
Tazorac, Zorac and Avage	75.1	80.3	(5.2)	(5.3)	0.1	(6.5)%	(6.6)%	0.1%
Domestic	69%	70%
International	31%	30%

In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

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12-12-12

ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
Restated for the effects of adopting EITF 04-8
(Unaudited)

	Three months ended
	March 26,	March 28,
in millions, except per share amounts	2004	2003
Net earnings, as reported	$80.8	$70.2
Non-GAAP pre-tax adjustments:
Patent infringement settlement	(2.4)	—
Unrealized loss on derivative instruments	0.1	0.8

	78.5	71.0
Tax effect for above items	0.9	(0.2)

Adjusted diluted earnings	79.4	70.8
Interest expense from convertible subordinated notes, net of tax	—	0.2

	$79.4	$71.0

Weighted average number of shares issued	130.8	129.7
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	2.2	1.7
Dilutive effect of assumed conversion of convertible notes outstanding	1.3	0.4

	134.3	131.8

Diluted earnings per share, as reported	$0.61	$0.53
Effect of adopting EITF 04-8	(0.01)	—

Diluted earnings per share, restated	$0.60	$0.53
Non-GAAP earnings per share adjustments:
Patent infringement settlement	(0.01)	—
Unrealized loss on derivative instruments	—	0.01

Adjusted diluted earnings per share	$0.59	$0.54

Year over year change	9.3%

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13-13-13

ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
Restated for the effects of adopting EITF 04-8
(Unaudited)

	Three months ended			Six months ended
	June 25,		June 27,	June 25,		June 27,
in millions, except per share amounts	2004		2003	2004		2003
Net earnings (loss), as reported	$91.8		$(107.9)	$172.6		$(37.7)
Non-GAAP pre-tax adjustments:
In-process research and development	—		278.8	—		278.8
Patent infringement settlement	—		—	(2.4)		—
Unrealized (gain) loss on derivative instruments	(0.3)		0.2	(0.2)		1.0

	91.5		171.1	170.0		242.1
Tax effect for above items	0.1		(100.9)	1.0		(101.1)
State income tax recovery	(6.1)		—	(6.1)		—

Adjusted diluted earnings	$85.5		$70.2	$164.9		$141.0
Interest expense from convertible subordinated notes, net of tax	—		0.2	—		0.4

	$85.5		$70.4	$164.9		$141.4

Weighted average number of shares issued	131.6		130.3	131.2		130.0
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	2.1		2.2	2.1		1.9
Dilutive effect of assumed conversion of convertible notes outstanding	1.5		0.8	1.5		0.6

	135.2		133.3	134.8		132.5

Diluted earnings (loss) per share, as reported	$0.69		$(0.83)	$1.29		$(0.29)
Effect of adopting EITF 04-8	(0.01)		—	(0.01)		—

Diluted earnings per share, restated	$0.68		$(0.83)	$1.28		$(0.29)
Effect of additional dilutive shares*	—		0.02	—		0.01

	0.68		(0.81)	1.28		(0.28)
Non-GAAP earnings per share adjustments:
In-process research and development	—		1.34	—		1.35
Patent infringement settlement	—		—	(0.01)		—
State income tax recovery	(0.05)		—	(0.05)		—

Adjusted diluted earnings per share	$0.63		$0.53	$1.22		$1.07

Year over year change		18.9%			14.0%

*	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.

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14-14-14

ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
Restated for the effects of adopting EITF 04-8
(Unaudited)

	Three months ended			Nine months ended
	September 24,		September 26,	September 24,		September 26,
in millions, except per share amounts	2004		2003	2004		2003
Net earnings, as reported	$92.0		$76.0	$264.6		$38.3
Non-GAAP pre-tax adjustments:
Technology transfer fee	(5.0)		—	(5.0)		—
In-process research and development	—		—	—		278.8
Patent infringement settlement	—		—	(2.4)		—
Unrealized (gain) loss on derivative instruments	0.1		(0.1)	(0.1)		0.9

	87.1		75.9	257.1		318.0
Tax effect for above items	1.9		—	2.9		(101.0)

State income tax recovery	—		—	(6.1)		—

Adjusted diluted earnings	89.0		75.9	253.9		217.0
Interest expense from convertible subordinated notes, net of tax	—		0.2	—		0.6

	$89.0		$76.1	$253.9		$217.6

Weighted average number of shares issued	131.5		130.5	131.3		130.2
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	0.7		2.1	1.7		1.9
Dilutive effect of assumed conversion of convertible notes outstanding	0.6		1.3	1.1		0.9

	132.8		133.9	134.1		133.0

Diluted earnings per share, as reported	$0.70		$0.57	$1.99		$0.29
Effect of adopting EITF 04-8	(0.01)		—	(0.02)		—

Diluted earnings per share, restated	$0.69		$0.57	$1.97		$0.29
Non-GAAP earnings per share adjustments:
Technology transfer fee	(0.02)		—	(0.02)		—
In-process research and development	—		—	—		1.34
Patent infringement settlement	—		—	(0.01)		—
State income tax recovery	—		—	(0.05)		—
Unrealized (gain) loss on derivative instruments	—		—	—		0.01

Adjusted diluted earnings per share	$0.67		$0.57	$1.89		$1.64

Year over year change		17.5%			15.2%

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15-15-15

ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
As previously reported in prior press releases,
before effects of adopting EITF 04-8
(Unaudited)

	Three months ended
	March 26,	March 28,
in millions, except per share amounts	2004	2003
Net earnings, as reported	$80.8	$70.2
Non-GAAP pre-tax adjustments:
Patent infringement settlement	(2.4)	—
Unrealized loss on derivative instruments	0.1	0.8

	78.5	71.0
Tax effect for above items	0.9	(0.2)

Adjusted diluted earnings	79.4	70.8
Interest expense from convertible subordinated notes, net of tax	—	0.2

	$79.4	$71.0

Weighted average number of shares issued	130.8	129.7
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	2.2	1.7
Dilutive effect of assumed conversion of convertible subordinated notes outstanding	—	0.4

	133.0	131.8

Diluted earnings per share, as reported	$0.61	$0.53
Non-GAAP earnings per share adjustments:
Patent infringement settlement	(0.01)	—
Unrealized loss on derivative instruments	—	0.01

Adjusted diluted earnings per share	$0.60	$0.54

Year over year change	11.1%

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16-16-16

ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
As previously reported in prior press releases,
before effects of adopting EITF 04-8
(Unaudited)

	Three months ended			Six months ended
	June 25,		June 27,	June 25,		June 27,
in millions, except per share amounts	2004		2003	2004		2003
Net earnings (loss), as reported	$91.8		$(107.9)	$172.6		$(37.7)
Non-GAAP pre-tax adjustments:
In-process research and development	—		278.8	—		278.8
Patent infringement settlement	—		—	(2.4)		—
Unrealized (gain) loss on derivative instruments	(0.3)		0.2	(0.2)		1.0

	91.5		171.1	170.0		242.1
Tax effect for above items	0.1		(100.9)	1.0		(101.1)
State income tax recovery	(6.1)		—	(6.1)		—

Adjusted diluted earnings	$85.5		$70.2	$164.9		$141.0
Interest expense from convertible subordinated notes, net of tax	—		0.2	—		0.4

	$85.5		$70.4	$164.9		$141.4

Weighted average number of shares issued	131.6		130.3	131.2		130.0
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	2.1		2.2	2.1		1.9
Dilutive effect of assumed conversion of convertible subordinated notes outstanding	—		0.4	—		0.4

	133.7		132.9	133.3		132.3

Diluted earnings (loss) per share, as reported	$0.69		$(0.83)	$1.29		$(0.29)
Effect of additional dilutive shares*	—		0.02	—		0.01

	0.69		(0.81)	1.29		(0.28)
Non-GAAP earnings per share adjustments:
In-process research and development	—		1.34	—		1.35
Patent infringement settlement	—		—	(0.01)		—
State income tax recovery	(0.05)		—	(0.04)		—

Adjusted diluted earnings per share	$0.64		$0.53	$1.24		$1.07

Year over year change		20.8%			15.9%

*	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.

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17-17-17

ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
As previously reported in prior press releases,
before effects of adopting EITF 04-8
(Unaudited)

	Three months ended			Nine months ended
	September 24,		September 26,	September 24,		September 26,
in millions, except per share amounts	2004		2003	2004		2003
Net earnings, as reported	$92.0		$76.0	$264.6		$38.3
Non-GAAP pre-tax adjustments:
Technology transfer fee	(5.0)		—	(5.0)		—
In-process research and development	—		—	—		278.8
Patent infringement settlement	—		—	(2.4)		—
Unrealized (gain) loss on derivative instruments	0.1		(0.1)	(0.1)		0.9

	87.1		75.9	257.1		318.0
Tax effect for above items	1.9		—	2.9		(101.0)
State income tax recovery	—		—	(6.1)		—

Adjusted diluted earnings	89.0		75.9	253.9		217.0
Interest expense from convertible subordinated notes, net of tax	—		0.2	—		0.6

	$89.0		$76.1	$253.9		$217.6

Weighted average number of shares issued	131.5		130.5	131.3		130.2
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	0.7		2.1	1.7		1.9
Dilutive effect of assumed conversion of convertible subordinated notes outstanding	—		0.4	—		0.4

	132.2		133.0	133.0		132.5

Diluted earnings per share, as reported	$0.70		$0.57	$1.99		$0.29
Non-GAAP earnings per share adjustments:
Technology transfer fee	(0.03)		—	(0.03)		—
In-process research and development	—		—	—		1.34
Patent infringement settlement	—		—	(0.01)		—
State income tax recovery	—		—	(0.04)		—
Unrealized (gain) loss on derivative instruments	—		—	—		0.01

Adjusted diluted earnings per share	$0.67		$0.57	$1.91		$1.64

Year over year change		17.5%			16.5%

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18-18-18

ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
As previously reported in prior press releases,
before effects of adopting EITF 04-8
(Unaudited)

	Three months ended	Year ended
	December 31,	December 31,
in millions, except per share amounts	2003	2003
Net earnings (loss), as reported	$(90.8)	$(52.5)
Non-GAAP pre-tax adjustments:
In-process research and development	179.2	458.0
Restructuring charge (reversal)	(0.4)	(0.4)
Early extinguishment of debt	0.9	0.9
Unrealized (gain) loss on derivative instruments	(0.6)	0.3

	88.3	406.3
Tax effect for above items	(0.1)	(101.1)

Adjusted diluted earnings	88.2	305.2
Interest expense from convertible subordinated notes, net of tax	0.1	0.7

	$88.3	$305.9

Weighted average number of shares issued	130.3	130.2
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	1.6	1.9
Dilutive effect of assumed conversion of convertible subordinated notes outstanding	0.2	0.4

	132.1	132.5

Diluted earnings (loss) per share, as reported	$(0.70)	$(0.40)
Effect of additional dilutive shares*	0.01	0.01

	(0.69)	(0.39)
Non-GAAP earnings per share adjustments:
In-process research and development	1.36	2.70
Restructuring charge (reversal)	—	—
Early extinguishment of debt	0.01	—
Unrealized (gain) loss on derivative instruments	(0.01)	—

Adjusted diluted earnings per share	$0.67	$2.31

*	The number of shares used to calculate adjusted diluted earnings per share include the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.

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